As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liquidia Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-1710962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

419 Davis Drive, Suite 100 Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

liquidia corporation 2020 EMPLOYEE STOCK PURCHASE plan
(Full title of the plan)

Roger A. Jeffs, Ph.D. Chief Executive Officer Liquidia Corporation 419 Davis Drive, Suite 100 Morrisville, North Carolina (919) 328-4400	Andrew P. Gilbert DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey (973) 520-2550
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☑	Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 150,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of Liquidia Corporation (the “Registrant”) that were added to the shares authorized for issuance under the Liquidia Corporation Employee Stock Purchase Plan (the “ESPP”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

On March 17, 2022, the Registrant filed the Registration Statement on Form S-8 (File No. 333-263664) with the Commission, to register 300,000 of Common Stock that were authorized for issuance under the ESPP. On November 18, 2020, the Registrant filed the Registration Statement on Form S-8 (File No. 333-250179) with the Commission, to register 300,000 of Common Stock that were authorized for issuance under the ESPP (the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 750,000 shares of Common Stock will be registered for issuance from time to time under the ESPP. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

INCORPORATION BY REFERENCE

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In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the ESPP, are hereby incorporated by reference.

The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 20, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)	The Registrant’s Current Report on Form 8-K12B filed with the Commission on November 18, 2020, including the description of Common Stock contained therein, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Certificate of Incorporation of Liquidia Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-240421)).
4.2	Bylaws of Liquidia Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-240421)).
4.3	Form of Specimen Common Stock Certificate of Liquidia Corporation (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-240421)).
5.1	Opinion of DLA Piper LLP (US) (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	Liquidia Corporation 2020 Employee Stock Purchase Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-240421)).
99.2	Amendment No. 1 to the Liquidia Corporation 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.36 of the Registrant's Annual Report on Form 10-K, filed on March 17, 2022).
107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on March 20, 2023.

LIQUIDIA CORPORATION

By:	/s/ Roger A. Jeffs, Ph.D.
Name: Roger A. Jeffs, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Roger A. Jeffs, Ph.D. and Michael Kaseta his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Roger A. Jeffs, Ph.D.	Chief Executive Officer and Director	March 20, 2023
Roger A. Jeffs, Ph.D.	(Principal Executive Officer)
/s/ Michael Kaseta	Chief Financial Officer	March 20, 2023
Michael Kaseta	(Principal Financial Officer and Principal Accounting Officer)
/s/ Dr. Stephen Bloch	Chairman of the Board of Directors	March 20, 2023
Dr. Stephen Bloch

/s/ Katherine Rielly-Gauvin	Director	March 20, 2023
Katherine Rielly-Gauvin
/s/ Dr. Joanna Horobin	Director	March 20, 2023
Dr. Joanna Horobin
/s/ Damian deGoa	Director	March 20, 2023
Damian deGoa
/s/ Arthur Kirsch	Director	March 20, 2023
Arthur Kirsch
/s/ Paul B. Manning	Director	March 20, 2023
Paul B. Manning
/s/ Raman Singh	Director	March 20, 2023
Raman Singh
/s/ David Johnson	Director	March 20, 2023
David Johnson